EXHIBIT 11.1
                            RICHFOOD HOLDINGS, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
              (Dollar amounts in thousands, except per share data)

                                                         Second Quarter Ended
                                                     -----------------------------
                                                      October 12,     October 14,
                                                         1996            1995
                                                     ------------    ------------
NET EARNINGS:
Net earnings                                          $    12,572     $     9,850
                                                     ============    ============
PRIMARY EARNINGS PER COMMON SHARE:
Weighted average number of
     common shares outstanding                         47,283,785      46,815,254
Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method                                575,087         307,280
                                                     ------------    ------------
Common shares and equivalents                          47,858,872      47,122,534
                                                     ============    ============
Net earnings per common share (a)                     $      0.26     $      0.21
                                                     ============    ============
FULLY DILUTED EARNINGS PER COMMON SHARE:
Common shares and equivalents                          47,858,872      47,122,534
Net additional common shares issuable upon
  exercise of dilutive options, determined
  by treasury stock method using quarter-end
  market price, if higher than average price                  ---          35,733
                                                     ------------    ------------
Common shares and equivalents (b)                      47,858,872      47,158,267
                                                     ============    ============
Net earnings per common share (a)                     $      0.26     $      0.21
                                                     ============    ============

NOTE:         (a)  Dilution is less than 3%.
              (b) The Company does not have any other potentially dilutive securities.

                                  EXHIBIT 11.1
                            RICHFOOD HOLDINGS, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
              (Dollar amounts in thousands, except per share data)

                                                    Year-to-Date
                                           -----------------------------
                                             October 12,    October 14,
                                                1996           1995
                                           ------------    -------------
NET EARNINGS:
Net earnings                                $    25,017     $    20,015
                                           ============    =============

PRIMARY EARNINGS PER COMMON SHARE:
Weighted average number of
     common shares outstanding               47,223,435      46,811,673
Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method                      554,994         281,096
                                           ------------    -------------
Common shares and equivalents                47,778,429      47,092,769
                                           ============    =============
Net earnings per common share (a)           $      0.52     $      0.43
                                           ============    =============


FULLY DILUTED EARNINGS PER COMMON SHARE:
Common shares and equivalents                47,778,429      47,092,769
Net  additional common shares issuable
  upon exercise of dilutive options,
  determined by treasury stock method
  using quarter-end market price,
  if higher than average price                    3,620          61,917
                                           ------------    -------------
Common shares and equivalents (b)            47,782,049      47,154,686
                                           ============    =============
Net earnings per common share (a)           $      0.52     $      0.42
                                           ============    =============


NOTE:         (a)  Dilution is less than 3%.
              (b) The Company does not have any other potentially dilutive securities.